EXHIBIT A


                                   FORM OF

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                      DIAGNOSTIC/RETRIEVAL SYSTEMS, INC.



                    We, the President and Secretary of
          Diagnostic/Retrieval Systems, Inc., a corporation existing under the laws of the State of Delaware, do hereby certify as follows:

                         The original Certificate of Incorporation
               of Diagnostic/Retrieval Systems, Inc. (the
               "Corporation") was filed with the Secretary of State of the State of Delaware on November 8, 1968.

                         This Amended and Restated Certificate of
               Incorporation restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation.

                         This Amended and Restated Certificate of
               Incorporation has been duly adopted, all in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

                         FIRST:  The name of the corporation
               (hereinafter called the "corporation") is
               Diagnostic/Retrieval Systems, Inc.

                         SECOND:  The address, including street,
               number, city and county of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent (19901); and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

                         THIRD:  The nature of the business and of
               the purposes to be conducted and promoted by the corporation, which shall be in addition to the authority of the corporation to conduct any lawful business, to promote any lawful purpose, and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, is as follows:

                         To carry on a general mercantile,
               industrial, investing, and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licensor or licensee, lease as lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, and in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed, and other real, personal, and mixed pro-party of any and all kinds, together with the components, resultants, and by-products thereof.

                         To purchase, receive, take by grant, gift,
               devise, bequest or otherwise, lease or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of its property and assets, or any interest therein, wherever situated.

                         To engage generally in the real estate
               business as principal, agent, broker, and in any lawful capacity, and generally to take, lease, purchase, or otherwise acquire, and to own, use, hold, sell, convey, exchange, mortgage, work, clear, improve, develop, divide, and otherwise handle, manage, operate, deal in, and dispose of, real estate, real property, lands, multiple-dwelling structures, houses, buildings and other works and any interest or right therein; to take, lease, purchase or otherwise acquire, and to own, use, hold, sell, convey, exchange, hire, pledge, mortgage, and otherwise handle, and deal in and dispose of, as principal, agent, broker, and in any lawful capacity, such personal property, chattels, chattels real, rights, easements, privileges, chooses in action, notes, bonds, mortgages, and securities as may lawfully be acquired, held, or disposed of, and to acquire, purchase, sell, assign, transfer, dispose of, and generally deal in and with, as principal, agent, broker, and in any lawful capacity, mortgages and other interests in real, personal, and mixed properties; to carry on a general construction, contracting, building, and realty management business as principal, agent, representative, contractor, sub-contractor, and in any other lawful capacity.

                         To apply for, register, obtain, purchase,
               lease, take licenses in respect of, or otherwise acquire, and to hold, own, use, operate, develop, enjoy, turn to account, grant licenses, franchises and immunities in respect of, manufacture under and to introduce, sell, assign, mortgage, pledge or otherwise dispose of, and, in any manner, deal with and contract with reference to:

                              (a)  inventions, devices,
                         formulae, processes and any
                         improvements and modifications
                         thereof;

                              (b)  letters patent, patent
                         rights, patented processes,
                         copyrights, designs, and similar
                         rights, trade-marks, trade names,
                         trade symbols and other indications
                         of origin and ownership granted by or
                         recognized under the laws of the
                         United States of America, the
                         District of Columbia, any state or
                         subdivision thereof, and any
                         commonwealth, territory, possession,
                         dependency, colony, agency or
                         instrumentality of the United States
                         of America and of any foreign
                         country, and all rights connected
                         therewith or appertaining thereunto;

                              (c)  franchises, licenses,
                         grants and concessions.

                         To guarantee, purchase, take, receive,
               subscribe for, and otherwise acquire, own, hold, use, and otherwise employ, sell, lease, exchange, transfer, and otherwise dispose of, mortgage, lend, pledge, and otherwise deal in and with, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages, other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interests therein or in any property or assets) of any persons, domestic and foreign firms, associations, and corporations, and by any government or agency or instrumentality thereof; to make payment therefor in any lawful manner; and, while owner of any such securities, to exercise any and all rights, powers and privileges in respect thereof, including the right to vote.

                         To make, enter into, perform and carry out
               contracts of every kind and description with any person, firm, association, corporation or government or agency or instrumentality thereof.

                         To acquire by purchase, exchange or
               otherwise, all, or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                         To lend money in furtherance of its
               corporate purposes and to invest and reinvest its funds from time to time to such extent, to such persons, firms, associations, corporations, governments or agencies or instrumentalities thereof, and on such terms and on such security, if any, as the Board of Directors of the corporation may determine.

                         To make contracts of guaranty and
               suretyship of all kinds and endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of, any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the corporation may otherwise be or become interested, of any person, firm, association, corporation, government or agency or instrumentality thereof, or of any other combination, organization or entity whatsoever.

                         To borrow money without limit as to amount
               and at such rates of interest as it may determine; from time to time to issue and sell its own securities, including its shares of stock, notes, bonds, debentures, and other obligations, in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this certificate of incorporation, as the Board of Directors of the corporation may determine; and to secure any of its obligations by mortgage, pledge or other encumbrance of all or any of its property, franchises and income.

                         To be a promoter or manager of other
               corporations of any type or kind; and to participate with others in any corporation, partnership, limited partnership, joint venture, or other association or any kind, or in any transaction, undertaking or arrangement which the corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others.

                         To draw, make, accept, endorse, discount,
               execute, and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, and other negotiable or transferable instruments and evidences of indebtedness whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Delaware.

                         To purchase, receive, take, reacquire or
               otherwise acquire, own and hold, sell, lend, exchange, reissue, transfer or otherwise dispose of, pledge, use, cancel, and otherwise deal in and with its own shares and its other securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the corporation shall determine; provided that the corporation shall now use its funds or property for the purchase of its own shares of capital stock when its capital is impaired or when such use would cause any impairment of its capital, except to the extent permitted by law.

                         To organize, as an incorporator, or cause
               to be organized under the laws of the State of Delaware, or of any other state of the United States of America, or of the District of Columbia, or of any commonwealth, territory, dependency, colony, possession, agency or instrumentality of the United States of America, or of any foreign country, a corporation or corporations for the purpose of conducting and promoting any business or purpose for which corporations may be organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

                         To conduct its business, promote its
               purposes, and carry on its operations in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, and in any or all commonwealths, territories, dependencies, colonies, possessions, agencies or instrumentalities of the United States of America and of foreign governments.

                         To promote and exercise all or any part of
               the foregoing purposes and powers in any and all parts of the world, and to conduct its business in all or any of its branches as principal, agent, broker, factor, contractor, and in any other lawful capacity, either alone or through or in conjunction with any corporations, associations, partnerships, firms, trustees, syndicates, individuals, organizations, and other entities in any part of the world, and, in conducting its business and promoting any of its purposes, to maintain offices, branches and agencies in any part of the world, to make and perform any contracts and to do any acts and things, and to carry on any business, and to exercise any powers and privileges suitable, convenient, or proper for the conduct, promotion, and attainment of any of the business and purposes herein specified or which at any time may be incidental thereto or may appear conducive to, or expedient for, the accomplishment of any of such business and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law of the State of Delaware, and to have and exercise all of the powers conferred by the laws of the State of Delaware upon corporations incorporated or organized under the General Corporation Law of the State of Delaware.

                         The foregoing provisions of this Article
               THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this certificate of incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Delaware which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

                         FOURTH:   (a) The aggregate number of
               shares of stock which the corporation is authorized to issue is 22,000,000 consisting of 20,000,000 shares of Common Stock each having a par value of $0.01 per share and 2,000,000 shares which are designated Preferred Stock each having a par value of $10.00 per share.

                                   (b)  No holder of shares of
               stock of the corporation of any class now or hereafter authorized shall be entitled as of right to purchase or subscribe for any part of any unissued shares of stock of the corporation of any class now or hereafter authorized or any additional shares of stock to be issued by reason of any increase of the authorized capital stock of the corporation of any class, or any bonds, certificates of indebtedness, debentures or other securities convertible into stock of the corporation of any class now or hereafter authorized, but any such unissued stock or such additional authorized issue of new stock, or such securities convertible into stock, may be issued and disposed of, pursuant to resolutions of the Board of Directors, to such persons, firms, corporations or associations, and upon such terms, as may be deemed advisable by the Board of Directors in the exercise of its discretion.

                                   (c)  The Board of Directors
               hereby is vested with the authority to provide for the issuance of the Preferred Stock, at any time and from time to time, in one or more series, each of such series to have such powers, designations, preferences and relative, participating or optional or other special rights and such qualifications, limitations or restrictions thereon as expressly provided in the resolution or resolutions duly adopted by the Board of Directors providing for the issuance of shares of such series. The authority which hereby is vested in the Board of Directors shall include, but not be limited to, the authority to provide for the following matters relating to each series of the Preferred Stock:

                                        (1)  the number of shares
                    to constitute such series and the designations thereof;

                                        (2)  the voting power, if
                    any, of holders of shares of such series and, if voting power is limited, the circumstances under which such holders may be entitled to vote; provided, however, that the Board of Directors shall not create any series of Preferred Stock with more than one vote per share;

                                        (3)  the rate of dividends,
                    if any, and the extent of further participation in dividend distributions, if any, and whether dividends shall be cumulative or non-cumulative;

                                        (4)  whether or not such
                    series shall be redeemable, and, if so, the terms and conditions upon which shares of such series shall be redeemable;

                                        (5)  the extent, if any, to
                    which such series shall have the benefit of any sinking fund provision for the redemption or purchase of shares;

                                        (6)  the rights, if any, of
                    such series, in the event of the dissolution of the corporation, or upon any distribution of the assets of the corporation; and

                                        (7)  whether or not the
                    shares of such series shall be convertible, and, if so, the terms and conditions upon which shares of such series shall be convertible.

                         FIFTH:  The corporation is to have
               perpetual existence.

                         SIXTH:  Whenever a compromise or
               arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

                         SEVENTH:  For the management of the
               business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

                         1.  The management of the business
                         and the conduct of the affairs of the
                         corporation, including the election
                         of the Chairman of the Board of
                         Directors, if any, the President, the
                         Treasurer, the Secretary, and other
                         principal officers of the
                         corporation, shall be vested in its
                         Board of Directors.  The number of
                         directors which shall constitute the
                         whole Board of Directors shall be
                         fixed by, or in the manner provided
                         in, the By-Laws.  The phrase "whole
                         Board" and the phrase "total number
                         of directors" shall be deemed to have
                         the same meaning, to wit, the total
                         number of directors which the
                         corporation would have if there were
                         no vacancies.  No election of
                         directors need be by written ballot.

                         2.  Directors are and shall continue
                         to be divided into three subclasses.
                         As of the date hereof, the subclasses
                         Class A-I, Class A-II and Class A-III
                         shall be designated Class I, Class II
                         and Class III.  The number of
                         directors in each subclass shall
                         continue to be determined by the
                         Board of Directors and shall consist
                         of as nearly equal a number of
                         directors as possible.  The term of
                         Class I directors shall expire at the
                         annual meeting of stockholders held
                         in 1996; the term of Class II
                         directors shall expire at the next
                         ensuing annual meeting of
                         stockholders; and the term of Class
                         III directors shall expire at the
                         second ensuing annual meeting of
                         stockholders.  In the case of each
                         class, the directors shall serve
                         until their respective successors are
                         duly elected and qualified.  At each
                         annual meeting of stockholders,
                         directors of the respective class
                         whose term expires shall be elected,
                         and the directors chosen to succeed
                         those whose terms shall have expired
                         shall be elected to hold office for a
                         term to expire at the third ensuing
                         annual meeting of stockholders after
                         their election, and until their
                         respective successors are elected and
                         qualified.

                         Any vacancy in the office of a
                         director elected may be filled by the
                         vote of the majority of the remaining
                         directors, by the sole remaining
                         director of any quorum requirements
                         set forth in the By-Laws of the
                         corporation.  Any director elected to
                         fill a vacancy in the office of
                         director shall serve until the next
                         annual meeting of stockholders at
                         which directors of the class for
                         which such director shall have been
                         chosen are to be elected, and until
                         his or her successor is elected and
                         qualified.  Newly created
                         directorships may be filled by the
                         Board of Directors

                         3.  In furtherance and not in
                         limitation of the powers conferred by
                         statute, the power to adopt, alter,
                         or repeal the By-Laws of the
                         Corporation shall be vested in the
                         Board of Directors as well as the
                         stockholders; stockholders may not
                         make, adopt, alter, amend, change or
                         repeal the By-Laws of the Corporation
                         except upon the affirmative vote of
                         not less than seventy-five percent
                         (75%) of the outstanding stock of the
                         Corporation entitled to vote thereon;
                         provided, however, that any provision
                         relating to the classification of
                         directors of the corporation for
                         staggered terms pursuant to the
                         provisions of subsection (d) of
                         Section 141 of the General
                         Corporation Law of the State of
                         Delaware shall be as set forth in the
                         certificate of incorporation.

                         4.  Whenever the corporation shall be
                         authorized to issue only one class of
                         stock, each outstanding share shall
                         entitle the holder thereof to notice
                         of, and the right to vote at, any
                         meeting of stockholders.  Whenever
                         the corporation shall be authorized
                         to issue more than one class of
                         stock, no outstanding share of any
                         class of stock which is denied voting
                         power under the provisions of the
                         certificate of incorporation shall
                         entitle the holder thereof to notice
                         of, and the right to vote at, any
                         meeting of stockholders, except as
                         the provisions of paragraph (d)(2) of
                         Section 242 of the General
                         Corporation Law and of sections 251,
                         252 and 253 of the General
                         Corporation Law shall otherwise
                         require; provided, that no share of
                         any such class which is otherwise
                         denied voting power shall entitle the
                         holder thereof to vote upon the
                         increase or decrease in the number of
                         authorized shares of said class.

                         5.  Notwithstanding any other
                         provisions of this Certificate of
                         Incorporation or the By-Laws of the
                         Corporation to the contrary, any
                         action required or permitted to be
                         taken by the stockholders of the
                         Corporation must be effected at a
                         duly called annual or special meeting
                         of such stockholders and may not be
                         taken by written consent without such
                         a meeting.

                         6.  No director shall be personally
                         liable to the Corporation or its
                         stockholders for monetary damages for
                         any breach of fiduciary duty by such
                         director as a director.
                         Notwithstanding the foregoing
                         sentence, a director shall be liable
                         to the extent provided by applicable
                         law (i) for breach of the director's
                         duty of loyalty to the Corporation or
                         its stockholders, (ii) for acts or
                         omission not in good faith or which
                         involve intentional misconduct or a
                         knowing violation of law, (iii)
                         pursuant to Section 174 of the
                         Delaware General Corporation Law or
                         (iv) for any transaction from which
                         the director derived an improper
                         personal benefit.  No amendment to or
                         repeal of this subsection 6 to
                         Article SEVENTH shall apply to or
                         have any effect on the liability or
                         alleged liability of any director of
                         the corporation for or with respect
                         to any acts or omissions of such
                         director occurring prior to such
                         amendment.

                         EIGHTH:   (a)  No contract or transaction
               between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at, or participates in, the meeting of the Board of Directors or a committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

                              (1)  The material facts as to
                         his relationship or interest and as
                         to the contract or transaction are
                         disclosed or are known to the Board
                         of Directors or the committee, and
                         the Board or committee in good faith
                         authorizes the contract or
                         transaction by the affirmative votes
                         of a majority of the disinterested
                         directors, even though the
                         disinterested directors be less than
                         a quorum; or

                              (2)  The material facts as to
                         his relationship or interest and as
                         to the contract or transaction are
                         disclosed or are known to the
                         stockholders entitled to vote
                         thereon, and the contract or
                         transaction is specifically approved
                         in good faith by vote of the
                         stockholders; or

                              (3)  The contract or transaction
                         is fair as to the corporation as of
                         the time it is authorized, approved
                         or ratified, by the Board of
                         Directors, a committee thereof, or
                         the stockholders.

                                   (b)  Common or interested
               directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                         NINTH:    (a)  The corporation shall have
               power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create an assumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                                   (b)  The corporation shall have
               power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

                                   (c)  To the extent that a
               director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                                   (d)  Any indemnification under
               paragraphs (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
               (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

                                   (e)  Expenses incurred in
               defending a civil or criminal action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of any undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the corporation as authorized in this Article.

                                   (f)  The indemnification
               provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                                   (g)  The corporation shall have
               power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article.

                         TENTH:    From time to time any of the
               provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws and by this certificate of incorporation. All rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH.

                    IN WITNESS WHEREOF, we have duly executed this certificate on behalf of the corporation this __th day of __________, 1996.


                                                Mark S. Newman
                                                Chairman of the Board,
                                                President and Chief
                                                Executive Officer